                                      Registration No. 333-
                                                            --------------
    As filed with the Securities and Exchange Commission on December 2, 1996

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                                MAF BANCORP, INC.
               (Exact Name of Issuer as Specified in its Charter)

   DELAWARE                                                36-3664868
(State of Incorporation)                       (IRS Employer Identification No.)

                           55TH STREET & HOLMES AVENUE
                         CLARENDON HILLS, ILLINOIS 60514
                    (Address of Principal Executive Offices)
                              --------------------

                                MAF BANCORP, INC.
                        1990 INCENTIVE STOCK OPTION PLAN
                            (Full Title of the Plan)

                              --------------------

Allen H. Koranda                                    Copies to:
Chairman of the Board and Chief Executive Officer   Joseph G. Passaic, Jr., Esq.
MAF Bancorp, Inc.                                   Mary M. Sjoquist, Esq.
55th Street & Holmes Avenue                         Muldoon, Murphy & Faucette
Clarendon Hills, Illinois  60514                    5101 Wisconsin Avenue, N.W.
(630) 325-7300                                      Washington, D.C.  20016
(Name, Address and Telephone Number of Agent for Service)
                              --------------------

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                               Proposed Maximum    Maximum
  Securities       Amount to    Offering Price    Aggregate        Amount of
 be Registered   be Registered    Per Share     Offering Price  Registration Fee
--------------------------------------------------------------------------------
Common Stock,      200,000(1)      $32.38(2)     $6,476,000(2)     $2,233(3)
$01. par value

------------------
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the MAF Bancorp, Inc. 1990 Incentive Stock Option Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock pursuant to 17 C.F.R. ss. 230.416(a).
(2) Determined by a weighted average of the $24.25 exercise price for 39,500 options granted to date and $34.38 the average of the high and low prices reported to the Nasdaq Stock Market on November 27, 1996 for the 160,500 shares reserved but not yet granted under the Plan, pursuant to 17 C.F.R. ss. 230.457(h)(i).
(3) A total of 523,462 shares (as adjusted to reflect the 3-for-2 stock split distributed on August 26, 1993 and the 10% stock dividend distributed on August 31, 1995) is registered on the original Form S-8 (SEC File No. 33-45794) which was filed on February 14, 1992. A registration fee of $928 was paid at such time. The previously registered shares together with the shares being registered hereby represents the estimated number of total shares intended for issuance pursuant to the Plan.
                               -------------------
        This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933, as amended and 17 C.F.R. subsection 230.462.

Number of Pages 5
Exhibit Index begins on Page 5


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         This  Registration  Statement  relates to the  registration  of 200,000 additional shares of Common Stock, $.01 par value per share, of MAF Bancorp, Inc. (the "Registrant") reserved for issuance and delivery under the MAF Bancorp, Inc. 1990 Incentive Stock Option Plan, as amended (the "Plan"). Such additional shares are being reserved pursuant to an amendment to increase the number of shares authorized to be issued under the Plan which was approved by the Registrant's shareholders on October 23, 1996. On February 14, 1992, the Registrant registered 317,250 shares of Common Stock, $.01 par value per share, reserved for issuance under the 1990 Incentive Stock Option Plan with the Securities and Exchange Commission (the "SEC") (SEC File No. 33-45794). The amount of shares registered was adjusted to reflect a 3- for-2 stock split distributed on August 26, 1993 and a 10% stock dividend distributed on August 31, 1995 for a total of 523,462 shares reserved for issuance under the Plan. The contents of the original Form S-8 (SEC File No. 33-45794) are incorporated herein by reference pursuant to General Instruction E for the Form S-8.

ITEM 8.  LIST OF EXHIBITS

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

          3.0 Certificate of Incorporation of MAF Bancorp, Inc., as amended, is incorporated herein by reference to Exhibit 3(i) to the Registrant's Form 10-K for the year ended June 30, 1996 (SEC File No. 0-18121).

          3.1 Bylaws of MAF Bancorp, Inc. is incorporated herein by reference to Exhibit 3(ii) to the Registrant's Form 10-K for the year ended June 30, 1990 (SEC File No. 0-18121).

          5.0 Opinion of Muldoon, Murphy & Faucette as to the legality of the Common Stock registered hereby.

          23.0 Consent of Muldoon, Murphy & Faucette (contained in the opinion included as Exhibit 5).

          23.1      Consent of KPMG Peat Marwick LLP.

          24        Power of Attorney (located in the signature pages).

                                        2

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CONFORMED

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, MAF Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Clarendon Hills, State of Illinois, on the 2nd day of December, 1996.


                                                     MAF Bancorp, Inc.


                                                     By: /s/ Allen H. Koranda
                                                         ---------------------
                                                     Allen H. Koranda
                                                     Chairman of the Board and
                                                     Chief Executive Officer


         Each person whose individual signature appears below hereby makes, constitutes and appoints Allen H. Koranda to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Name                       Title                       Date
         ----                       -----                       ----

/s/ Allen H. Koranda            Chairman of the Board and       December 2, 1996
--------------------------      Chief Executive Officer         ----------------
Allen H. Koranda


/s/Jerry A. Weberling           Executive Vice President and    December 2, 1996
--------------------------      Chief Financial Officer         ----------------
Jerry A. Weberling


/s/ Gerard J. Buccino           Senior Vice President and       December 2, 1996
--------------------------      Controller                      ----------------
Gerard J. Buccino





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         Name                          Title                    Date
         ----                          -----                    ----

/s/ Robert Bowles, M.D.               Director                  December 2, 1996
-----------------------------                                   ----------------
Robert Bowles, M.D.


/s/Nicholas J. DiLorenzo, Sr.         Director                  December 2, 1996
-----------------------------                                   ----------------
Nicholas J. DiLorenzo, Sr.


/s/Terry Ekl                          Director                  December 2, 1996
-----------------------------                                   ----------------
Terry Ekl


/s/Joe F. Hanauer                     Director                  December 2, 1996
-----------------------------                                   ----------------
Joe F. Hanauer


/s/Kenneth Koranda                    Director                  December 2, 1996
-----------------------------                                   ----------------
Kenneth Koranda


/s/Henry Smogolski                    Director                  December 2, 1996
-----------------------------                                   ----------------
Henry Smogolski


/s/F. William Trescott                Director                  December 2, 1996
-----------------------------                                   ----------------
F. William Trescott


/s/Lois B. Vasto                      Director                  December 2, 1996
-----------------------------                                   ----------------
Lois B. Vasto


/s/Andrew J. Zych                     Director                  December 2, 1996
-----------------------------                                   ----------------
Andrew J. Zych



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                                  EXHIBIT INDEX



Exhibit
  No.            Description               Method of Filing
-------          -----------               ----------------

 3.0       Certificate of Incorporation    Incorporated by reference
           of MAF Bancorp, Inc., as        to Exhibit 3(i) to MAF Bancorp,
           amended                         Inc.'s Form 10-K for the year ended
                                           June 30, 1996 (SEC File No. 0-18121).

 3.1       Bylaws of MAF Bancorp,          Incorporated by reference to
           Inc.                            Exhibit 3(ii) to MAF
                                           Bancorp, Inc.'s Form 10-K for the
                                           year ended June 30, 1990
                                           (SEC File No. 0-18121).

 5.0       Opinion of Muldoon,             Filed herewith.
           Murphy & Faucette

23.0       Consent of Muldoon,             Located in Exhibit 5 herewith.
           Murphy & Faucette

23.1       Consent of                      Filed herewith.
           KPMG Peat Marwick LLP

24         Power of Attorney               Located in the Signature Page.